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                                                                EXHIBIT 3.8
                                    BY-LAWS

                                       of

                                 AM-SOURCE, INC.


                 (A close corporation pursuant to Sec. 7-1.1-51
                     of the general laws, 1956, as amended)


                                    Article I

                                     OFFICES

                  The Corporation shall have offices at such places both within and without the State of Rhode Island as may from time to time be determined or as the business of the Corporation may require.


                                   Article II

                            MEETINGS OF SHAREHOLDERS

                  Section 1. Place of Meetings. All annual meetings of the shareholders and all special meetings of the shareholders called by the president shall be held at such place within or without the State of Rhode Island as shall be stated in the notice of meeting. All other special meetings of shareholders shall be held at an office of the Corporation in the State of Rhode Island.

                  Section 2. Annual Meeting. An annual meeting of the shareholders shall be held on the first Tuesday in March of each year if not a legal holiday in the place where it is to be held, and if a legal holiday, then on the next day following which is not a legal holiday, beginning at 10:00 a.m. At each annual meeting, the shareholders shall
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elect officers and shall transact such other business as may properly come before the meeting. In the event of the failure to hold said annual meeting at any time or for any cause, any and all business which might have been transacted at such meeting may be transacted at the next succeeding meeting, whether special or annual.

                  Section 3. Special Meetings. A special meeting of the shareholders, for any purpose or purposes, may be called by the president or the holders of record of not less than one-tenth of the shares entitled to vote at such meeting. Any such call shall state the purpose or purposes of the proposed meeting.

                  Section 4. Notice of Meetings. Written notice of each annual or special meeting stating the place, day and hour of the meeting (and the purpose or purposes of any special meeting) shall be given by or at the direction of the president, the secretary, or the person or persons calling the meeting to each shareholder of record entitled to vote at such meeting not less than ten or more than sixty days before the meeting. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice of the meeting or any written waiver thereof.

                  Section 5. Quorum. The holders of a majority of the capital shares issued, outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholder for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time,
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without notice other than announcement at the meeting, until a quorum shall be given to each shareholder entitled to vote at the meeting. When a quorum is present at any meeting, the unanimous vote of all shareholders present shall decide any question brought before such meeting, unless the vote of a greater number is required by law.

                  Section 6. Proxies. Each shareholder entitled to vote at a meeting or to express consent without a meeting may authorize another person or persons to act for him by proxy, executed in writing by the shareholder or by his duty authorized attorney-in-fact. No proxy shall be valid after eleven months from the date thereof, unless otherwise provided in the proxy.

                  Section 7. Consent Vote. Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if all the shareholders entitled to vote thereon consent thereto in writing.


                                   Article III

                                    DIRECTORS

                  The Corporation shall not have a board of directors. All powers normally vested in the board of directors are assigned to the shareholders.


                                   Article IV

                                     NOTICES

                  Section 1. How Delivered. Whenever under the provisions of the Rhode Island business corporation act or of the articles of incorporation or of these by-laws written notice is required to be given to any person, such notice may be given by mail,
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addressed to such person, at his address as it appears in the records of the
Corporation, with postage thereon prepaid, and such notice shall be deemed to be delivered, if mailed, at the time when the same shall be deposited in the United Stated mail in the State of Rhode Island.

                  Section 2. Waivers of Notice. Whenever any notice is required to be given under the provisions of the Rhode Island business corporation act or of the articles of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

                  Section 3. Specification of Business. Neither the business to be transacted at, nor the purpose of, any meeting of the shareholders need be specified in any written waiver of notice, except as otherwise herein expressly provided.


                                    Article V

                                    OFFICERS

                  Section 1. Number. The officers of the Corporation shall be a president, a secretary, and a treasurer. The shareholders may from time to time elect or appoint such other officers, including one or more vice presidents, assistant officers and agents and delegate assign to them such authorities and duties, as they may deem necessary.
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Any two or more of the offices may be held by the same person. None of the officers need be a shareholder.

                  Section 2. Election and Term. The officers of the Corporation shall be elected by the shareholders at their annual meetings. Each officer shall be elected to serve until his successor shall have been elected and shall have qualified or until his earlier death, resignation or removal as hereinafter provided. Any officer or agent may be removed by the shareholders whenever in their judgment the best interest of the Corporation will be served thereby, but such removal will be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

                  Section 3. Authority and Duties. The president shall be the principal executive officer of the Corporation and shall supervise and conduct the business and affairs of the Corporation. The other officers of the Corporation shall have the powers and shall perform the duties customarily appurtenant to their respective offices, and shall have such further powers and shall perform such further duties as shall be from time to time assigned to them.

                  Section 4. Vacancies. A vacancy in any office because of death, resignation, removal or otherwise may be filled by the shareholders for the unexpired portion of the term.

                  Section 5. Signing of Instruments. All checks, drafts, orders, notes and other obligations of the Corporation for the payment of money, and deeds, mortgages,
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leases, contracts, bonds and other corporate instruments may be signed by such officer or officers of the Corporation or by such other person or persons as may from time to time be designated by general or special vote of the shareholders.

                  Section 6. Voting of Securities. Except as the shareholders may generally or in particular cases otherwise specify, the president or the treasurer may on behalf of the Corporation vote or take any other action with respect to shares of stock or beneficial interest of any other corporation, or of any association, trust or firm, of which any securities are held by the Corporation, and may appoint any person or persons to act as proxy or attorney-in-fact for the Corporation, with or without power of substitution, at any meeting thereof.


                                   Article VI

                             CERTIFICATES FOR SHARES

                  Section 1. Share Certificates. Certificates representing shares of the Corporation shall be in such form as shall be approved by the incorporators or by the shareholders from time to time thereafter and shall be signed by any two officers of the Corporation and shall be sealed with the seal of the Corporation or a facsimile thereof.

                  Section 2. Transfers of Shares. Transfers of shares shall be registered by the Corporation upon the surrender of the certificate or certificates therefor; duly endorsed by the appropriate person or persons or accompanied by proper evidence of succession, assignment or authority to transfer, and complying with such other requirements as are established by law.
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                  Section 3. Registered Shareholders. Except as otherwise
provided by law, the Corporation may treat the person registered on the books of the Corporation as the owner of shares as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all rights and powers of an owner; and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person.

                  Section 4. Issue of New Certificates. In the event of the loss, theft or destruction of any certificates representing shares of the Corporation, the owner thereof shall be entitled to have new certificates for the same number of shares, issued in lieu of said certificates so lost, stolen or destroyed, upon satisfactory proof of ownership and upon the giving of such bond or security to the Corporation to indemnify it against any loss, cost, damage or expenses which may accrue to it by reason of the issue of said certificates in lieu of the certificates so lost, stolen, destroyed, as the shareholders may deem necessary.


                                   Article VII

                                     FISCAL

                  The fiscal year of the Corporation shall be determined by the shareholders and in the absence of such determination shall be the calendar year.
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                                  Article VIII

                                      SEAL

                  The Corporate seal shall be in the form of a circle with the name of the Corporation, the words "Incorporated Rhode Island" and the year of its incorporation inscribed therein. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.


                                   Article IX

                                 INDEMNIFICATION

                  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was an officer, employee or agent of the Corporation, or a shareholder purporting to act on behalf of the Corporation, (or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise), against expenses (including attorneys'
fees), judgment, fines and amounts paid in settlement, to the extent permitted by law.


                                    Article X

                                   AMENDMENTS

                  These by-laws may be altered, amended or repealed or new by-laws may be adopted at any annual or special meeting of the shareholders by the affirmative vote
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of the holders of all of the shares issued and outstanding and entitled to vote, provided, however, that notice of such alteration, amendment, repeal or adoption of new by-laws shall be contained in the notice of such meeting.

                  The undersigned, being the sole incorporator of AM-SOURCE, INC., hereby certifies that the foregoing copy of the By-Laws is true and complete and that the By-Laws were duly adopted by the undersigned.


                                                     ___________________________
                                                     Janice A. Wilson
                                                     Sole Incorporator